UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 11, 2021

TRANSUNION

(Exact name of registrant as specified in its charter)

Delaware	001-37470	61-1678417
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

555 West Adams Street Chicago, Illinois 60661
(Address of principal executive offices) (Zip Code)

(312) 985-2000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	TRU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On September 11, 2021, Trans Union LLC (the “Company”), a Delaware limited liability company and subsidiary of TransUnion, a Delaware corporation, entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Aerial Investors LLC, a Delaware limited liability company (“Seller”). Seller is a private investment group led by Golden Gate Capital, with minority participation by GIC.

Pursuant to the terms and subject to the conditions set forth in the Purchase Agreement, the Company will purchase and acquire from Seller (the “Acquisition”) all of the issued and outstanding shares of Aerial Ultimate Holdings Corp., a Delaware corporation (“Holdings”). As a result of the Acquisition, Neustar, Inc., a Delaware corporation (“Neustar”), a wholly-owned subsidiary of Holdings, will become a wholly-owned subsidiary of the Company. At the closing of the Acquisition, the Company will pay to Seller a purchase price of $3.1 billion in cash, subject to certain customary purchase price adjustments set forth in the Purchase Agreement.

The obligation of parties to consummate the Acquisition is subject to the satisfaction or waiver of customary closing conditions as set forth in the Purchase Agreement, including the expiration or termination of any waiting period applicable under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the separation of Neustar’s security services business in accordance with the terms of the Purchase Agreement.

The Purchase Agreement includes representations, warranties and covenants of the parties that are customary for a transaction of this nature, including covenants (i) for each of the parties to use its reasonable best efforts to take, or cause to be taken, all appropriate action to consummate and make effective the Acquisition and the other transactions contemplated by the Purchase Agreement, (ii) for Holdings to conduct its business in the ordinary course and to be bound by customary restrictions relating to the operation of its business until the closing, and (iii) for Seller not to solicit, encourage, initiate or enter into negotiations or any agreement with any person (other than with the other parties to the Purchase Agreement) concerning any alternative transactions with respect to Holdings. The Purchase Agreement does not contain indemnification provisions related to the representations and warranties in the agreement, and the representations and warranties of the parties will not survive following the closing of the Acquisition.

The Purchase Agreement includes certain termination rights for both the Company and Seller and provides that either party, subject to certain exceptions and limitations, may terminate the Purchase Agreement if the Acquisition is not consummated within 180 days following the date of the Purchase Agreement.

The foregoing summary of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the Purchase Agreement, filed and attached hereto as Exhibit 2.1, which is incorporated herein by reference.

The representations and warranties of the parties contained in the Purchase Agreement have been made solely for the benefit of the other parties to the Purchase Agreement. In addition, such representations and warranties (i) have been made only for purposes of the Purchase Agreement, (ii) have been qualified by confidential disclosures made to the Company in connection with the Purchase Agreement, (iii) are subject to materiality qualifications contained in the Purchase Agreement which may differ from what may be viewed as material by investors, (iv) were made only as of the date of the Purchase Agreement or such other date as is specified in the Purchase Agreement and (v) have been included in the Purchase Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Investors should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of the parties or any of their subsidiaries or businesses. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in TransUnion’s public disclosures.

Financing the Acquisition

The Company intends to finance the Acquisition through a combination of cash-on-hand and debt financing. Concurrently with the execution of the Purchase Agreement, the Company entered into a debt commitment letter (the “Commitment Letter”), dated September 11, 2021, with Deutsche Bank Securities Inc., Deutsche Bank AG New York Branch, Capital One, N.A., Royal Bank of Canada and RBC Capital Markets (collectively, the “Commitment Parties”), which provides for a senior secured term loan facility in an aggregate principal amount of up to $3.1 billion (the “Facility”), which is expected to be incurred as incremental term loans under the Company’s third amended and restated credit agreement, dated as of August 9, 2017, among TransUnion Intermediate Holdings, Inc., Trans Union LLC, the guarantors party thereto, Deutsche Bank AG New York Branch, as administrative and collateral agent, and the other lenders party thereto. The proceeds of the Facility and a portion of the cash-on-hand of the Company and its subsidiaries on the Closing Date (as defined in the Purchase Agreement), will be applied to pay (i) the cash consideration for the Acquisition, (ii) for the repayment, refinancing or termination of certain debt of Holdings and its subsidiaries (the “Refinancing”) and (iii) fees and expenses incurred in connection with the Acquisition, the Facility and the Refinancing, and certain other transaction costs. The closing of the Facility and the availability of the loans thereunder are subject to the satisfaction of certain customary conditions as provided in the Commitment Letter.

The Commitment Parties and certain of their affiliates may have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Company or its affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

Item 7.01. Regulation FD Disclosure.

On September 13, 2021, TransUnion issued a press release announcing their entry into the Purchase Agreement. A copy of the press release is attached as Exhibit 99.1 hereto.

In addition, TransUnion provided supplemental information regarding the Acquisition in connection with a presentation to analysts and investors to be held on September 13, 2021. A copy of the investor presentation is attached as Exhibit 99.2 hereto.

The information furnished pursuant to Item 7.01 of this Current Report, including Exhibits 99.1 and 99.2 shall not be considered “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of such section, nor shall it be incorporated by reference into future filings by TransUnion under the Securities Act of 1933, as amended or under the Securities Exchange Act of 1934, as amended, unless TransUnion expressly sets forth in such future filing that such information is to be considered “filed” or incorporated by reference therein.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits. The following exhibits are filed as part of this report:

2.1*	Securities Purchase Agreement, dated as of September 11, 2021, by and between Trans Union LLC and Aerial Investors LLC.

99.1	Press release of TransUnion, dated September 13, 2021 (furnished pursuant to Item 7.01).

99.2	Investor Presentation, dated September 13, 2021 (furnished pursuant to Item 7.01)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished to the SEC upon request; provided, however, that the parties may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any document so furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 13, 2021	TRANSUNION

	By:	/s/ Todd M. Cello
Name: Todd M. Cello
Title: Executive Vice President, Chief Financial Officer